Filed Pursuant To Rule 433

Registration No. 333-278880

June 14, 2024

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Live Address: https://twitter.com/2800345565/status/1801616141913362641

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Curious about gaining exposure to #Ethereum? Learn about adding Grayscale Ethereum Trust ($ETHE) to your portfolio. Learn more about ETHE and access important disclosures: https://www.grayscale.com/crypto-products/grayscale-ethereum-trust

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Live Addresses: https://www.facebook.com/460971306029932/posts/980417390751985, https://www.linkedin.com/feed/update/urn:li:share:7207381832340795399/

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Curious about gaining exposure to #Ethereum? Learn about adding Grayscale Ethereum Trust (ETHE) to your portfolio. Learn more about ETHE and access important disclosures: https://www.grayscale.com/crypto-products/grayscale-ethereum-trust

Grayscale Ethereum Trust (ETHE) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.